Exhibit 23.1

CONSENT OF INDEPENDENT ENGINEERS

We hereby consent to the references to our firm and to its having audited the report of Dominion Resources, Inc.’s staff engineers with regard to Dominion Resources, Inc.’s estimated proved reserves of gas and oil at December 31, 2009 appearing in Dominion Resources, Inc.’s Form 10-K for the year ended December 31, 2009 and in all current and future registration statements of Dominion Resources, Inc. that incorporated by reference such Form 10-K. We further wish to advise that we are not employed on a contingent basis and that at the time of the preparation of our report, as well as at present, neither Ryder Scott Company, nor any of its employees had, or now has, a substantial interest in Dominion Resources, Inc., or any of its subsidiaries, as a holder of its securities, promoter, underwriter, voting, trustee, director, officer, or employee.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

February 19, 2010

1200 530 8TH AVENUE. S.W	CALGARY, ALBERTA T2P 358	TEL (403) 262-2799)	FAX (403) 262-2700
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